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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated January 18, 1996 (except Note 11 as to which the date is August 21, 1996) (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) in the Registration Statement (Form S-1) and related Prospectus of Transcend Therapeutics, Inc for the registration of 2,300,000 shares of its common stock.

                                          Ernst & Young LLP

Boston, Massachusetts
August 21, 1996